UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 16, 2009

FORGEHOUSE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51465	20-1904354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4625 Alexander Dr., Suite 150 Alpharetta, GA 30005
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (404) 495-3910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2009, we entered into an Agreement and Plan of Merger among Northern Future Energy Corp., a Nevada corporation, and NFE Acquisition Corp., a newly-formed wholly-owned subsidiary of ours.  In connection with the Agreement, we had previously formed the acquisition subsidiary into which, at closing, Northern Future Energy Corp. was merged and was the surviving entity.  None of the persons affiliated with our new subsidiary had any prior relationship with us.  Our new subsidiary owns oil and gas properties located near Anchorage, Alaska.  Production on the properties has not commenced and there can be no assurance that any hydrocarbons will be economically recoverable, if at all; however, pre-production activities, such as a multi-phase exploration program of trenching, sampling, geophysical surveys and test drilling have commenced.  We intend to file such financial statements and pro forma financial information regarding this acquisition not later than March 1, 2010.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01, above.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the acquisition of Northern Future Energy Corp. (as discussed in Item 1.01, above), we issued to the one beneficial owner thereof 12,000,000 restricted shares of our common stock.  The issuance was made in reliance on Rule 506 of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933.  We believe that the exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the issuance of securities was made to one person, who was an accredited individual, (iii) transfer of the securities was restricted in accordance with the requirements of the Securities Act, (iv) the issuee was financially sophisticated or advised by someone who had the requisite acumen, and (v) the issuee was provided with the applicable disclosure materials or access thereto.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2009, Keith Ebert resigned as one of our directors.  He had been elected to our board pursuant to certain rights granted to the holders of our Series A Convertible Preferred Stock.  Mr. Ebert did not state that there were any disagreements with us in connection with his resignation.  Effective the same date, the holders of the Series A shares elected Philip Mann, 23, to our board of directors.  For the preceding five years, Mr. Mann has provided independent accounting and financial services, including preparing budgets, financial reports, tax and audit functions, to various private and public companies.  In 2004, he was awarded an International Baccalaureate Certificate from King William’s College, Isle of Man.

There are no family relationship between Mr. Mann and any of our current executive officers or directors or with Mr. Ebert.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2009	FORGEHOUSE, INC.

	By:	/s/ John Britchford-Steel
John Britchford-Steel
Chief Executive Officer